UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: October 1, 2009
(Date of earliest event reported)

THOMAS & BETTS CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

1-4682	22-1326940
(Commission File Number)	(IRS Employer Identification No.)

8155 T&B Boulevard Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

          (b)       On June 8, 2009, Thomas & Betts Corporation announced Kenneth W. Fluke would retire from his position as Senior Vice President and Chief Financial Officer of Thomas & Betts Corporation (the “Company”) effective October 1, 2009.

          (c)       Effective October 1, 2009, the Board of Directors of Thomas & Betts Corporation have appointed William E. Weaver, Jr. to succeed Mr. Fluke in the position of Senior Vice President and Chief Financial Officer.  Mr. Weaver has served as Vice President and Controller of the Corporation since November 2008.  Commensurate with Mr. Weaver’s promotion, he will receive a 5% increase of his annual base salary to $420,000, an increase in his bonus target from 55% to 65% of base earnings, and an increase in his long-term incentive target factor from 130% to 150%.  Other benefits and perquisites are unchanged.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99.1      Press Release dated October 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation
(Registrant)

By: /s/ W. David Smith, Jr.
W. David Smith, Jr.
Assistant General Counsel and
Assistant Secretary

Date:	October 1, 2009

Exhibit Index

Exhibit	Description of Exhibit

99.1	Press Release dated October 1, 2009.